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EXHIBIT 99.1

HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

DEBT AND PREFERRED STOCK SECURITIES RATINGS

                                             Standard     Moody's
                                             & Poor's    Investors
                                           Corporation    Service    Fitch, Inc.
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At March 31, 2003
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Household International, Inc.
   Senior debt                                    A           A3           A
   Preferred stock                             BBB+         Baa2          A-

Household Finance Corporation
   Senior debt                                    A           A2           A
   Senior subordinated debt                      A-           A3          A-
   Commercial paper                             A-1          P-1         F-1

HFC Bank plc
   Senior debt                                    A           A2           A
   Commercial paper                             A-1          P-1          NR
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NR - Not rated